Exhibit e(iii) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K


                                  Amendment to
                             Distributor's Contracts
                                     between
                               the Federated Funds
                                       and
                           Federated Securities Corp.

     This Amendment to the Distributor's Contracts (each an "Agreement" and together, the "Agreements") between the Federated Funds listed on Exhibit A, (each a "Fund" and collectively, the "Funds") and Federated Securities Corp. ("Distributor") is made and entered into as of the 1st day of October, 2003.

     WHEREAS, each Fund has entered into an Agreement with the Distributor under and pursuant to which the Distributor is the principal underwriter of the shares of the Fund;

     WHEREAS, the Securities and Exchange Commission and the United States Treasury Department ("Treasury Department") have adopted a series of rules and regulations arising out of the USA PATRIOT Act (together with such rules and regulations, the "Applicable Law"), specifically requiring certain financial institutions, including the Funds and the Distributor, to establish a written anti-money laundering and customer identification program ("Program");

     WHEREAS, each of the Funds and the Distributor have established a Program and wish to amend the Agreements to reflect the existence of such Programs and confirm the allocation of responsibility for the performance of certain required functions;

        NOW, THEREFORE, the parties intending to be legally bound agree and amend each Agreement as follows:

1. The Funds and the Distributor each represent, warrant and certify that they have established, and covenant that at all times during the existence of each respective Agreement they will maintain, a Program in compliance with Applicable Law.

2. The Funds each represent and warrant that the Funds have entered into an amendment to the agreement with the transfer agent of the Funds, pursuant to which the transfer agent has agreed to perform all activities, including the establishment and verification of customer identities as required by Applicable Law or its Program, with respect to all customers on whose behalf Distributor maintains an account with the Funds.

3. Distributor covenants that it will enter into appropriate amendments to selling or other agreements with financial institutions that establish and maintain accounts with the Funds on behalf of their customers, pursuant to which such financial institutions covenant to establish and maintain a Program with respect to those customers in accordance with Applicable Law.


In all other respects, each Agreement first referenced above shall remain in full force and effect.

    WITNESS the due execution hereof as of the 1st day of October, 2003.

                               FUNDS

                               By:  /s/ John W. McGonigle
                                  ----------------------------------------------
                               Name:  John W. McGonigle
                               Title:   Executive Vice President


                               federated Securities Corp.

                               By:  /s/ James F. Getz
                                  ----------------------------------------------
                               Name: James F. Getz
                               Title:                  President - Broker/Dealer


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                                          EXHIBIT A

Funds                                                     Distributor's Contract Date

Cash Trust Series, Inc.                                          March 1, 1993
Cash Trust Series II                                             January 25, 1991
Edward Jones Money Market Fund                                   April 1, 2001
Edward Jones Tax-Free Money Market Fund                          March 1, 2001
Federated Adjustable Rate Securities Fund                        April 24, 1992
Federated American Leaders Fund, Inc.                            March 1, 1993
Federated Equity Funds                                           June 1, 1995
Federated Equity Income Fund, Inc.                               March 1, 1993
Federated Fixed Income Securities Fund, Inc.                     December 24, 1991
Federated GNMA Trust                                             May 29, 1992
Federated Government Income Securities, Inc.                     July 17, 1996
Federated High Income Bond Fund, Inc.                            March 1, 1993
Federated High Yield Trust                                       August 1, 1989
Federated Income Securities Trust                                December 31, 1991
Federated Income Trust                                           June 1, 1992
Federated Index Trust                                            September 3, 1991
Federated Institutional Trust                                    September 1, 1994
Federated Insurance Series                                       December 1, 1993
Federated International Series, Inc.                             February 11, 1991
Federated Investment Series Funds, Inc.                          June 22, 1992
Federated Limited Duration Government Fund, Inc.                 July 22, 1991
Federated Managed Allocation Portfolios                          December 1, 1993
Federated Municipal Opportunities Fund, Inc.                     July 17, 1996
Federated Municipal Securities Fund, Inc.                        March 1, 1993
Federated Municipal Securities Income Trust                      September 9, 1991
Federated Short-Term Municipal Trust                             June 1, 1993
Federated Stock and Bond Fund, Inc.                              March 1, 1993
Federated Stock Trust                                            August 1, 1989
Federated Total Return Government Bond Fund                      September 1, 1995
Federated Total Return Series, Inc.                              December 1, 1993
Federated U.S. Government Bond Fund                              August 1, 1989
Federated U.S. Government Securities Fund:  1-3 Years            May 29, 1992
Federated U.S. Government Securities Fund:  2-5 Years            May 29, 1992
Federated World Investment Series, Inc.                          March 1, 1994
Intermediate Municipal Trust                                     June 1, 1993
Money Market Obligations Trust                                   March 1, 1994




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